SECOND AMENDMENT

TO

PARTICIPATION AGREEMENT

THIS AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 15th day of November, 2011, by and among The Universal Institutional Funds, Inc. (the “Fund”), Morgan Stanley Investment Management Inc. (the “Adviser”), Morgan Stanley Distribution, Inc. (the “Distributor”) and First Great-West Life & Annuity Insurance Company (the “Company”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into to a Participation Agreement dated January 31, 2005 and effective as of June 2, 2000, as amended (the “Agreement”); and

WHEREAS, the Parties desire to add additional Accounts to the Agreement; and

WHEREAS, the Parties desire to make additional Portfolio investment options available to the Accounts under the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

2.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

3.	The modifications made by this Amendment shall apply to the Agreement only, and shall not be construed to modify any separate agreements between the parties or their affiliates.

4.	Except as expressly supplemented, amended or consented to hereby, all other provisions of the Agreement shall remain in full force and effect.

5.	This Amendment may be executed in two or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY
By its authorized officer,

By:	/s/ Susan Gile
Name:
Title:
Date:

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
By its authorized officer,

By:	/s/ Arthur Lev
Name:	Arthur Lev
Title:	President & Principal Executive Officer
Date:	12/1/11

MORGAN STANLEY INVESTMENT MANAGEMENT INC.
By its authorized officer,

By:	/s/ Jack O’Connor
Name:	Jack O’Connor
Title:	Managing Director
Date:	11/29/11

MORGAN STANLEY DISTRIBUTION, INC.
By its authorized officer,

By:	/s/ Lisa Jones
Name:	Lisa Jones
Title:	President
Date:	11/29/11

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Accounts	Form Number and Name of Contract Funded by Separate Account

First Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account	J434NY – Schwab Select
J444NY – Schwab OneSource
Variable Annuity-2 Series Account	J555NY – Smart Track

SCHEDULE B

Portfolios of The Universal Institutional Funds, Inc.

Available Under This Agreement

Class I shares and Class II shares, as applicable, of any Portfolios which are available and open to new investors on or after the effective date of this Agreement, or as otherwise permitted under a Portfolio’s then-current prospectus, shall be available for purchase under the Agreement.